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                                                                    Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:                    Corporate Communications Contact:
Sonia Segovia, IR Coordinator                  Abbie Kendall, Principal
PDF Solutions, Inc.                            Armstrong Kendall, Inc.
Tel: (408) 938-6491                            Tel: (503) 672-4681
Email: sonia.segovia@pdf.com                   Email: abbie@akipr.com

                         PDF SOLUTIONS(R) REPORTS RECORD
                             SECOND QUARTER REVENUE

           Results Represent 6th Sequential Quarter of Revenue Growth

      SAN JOSE, Calif. -- July 22, 2004 -- PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2004.

      Revenue for the second fiscal quarter of 2004 totaled a record $15.2 million, an increase of 50%, compared with revenue of $10.1 million for the second fiscal quarter of 2003. On a GAAP basis, net loss for the second fiscal quarter of 2004 totaled approximately $460,000, or $0.02 per diluted share, compared with a net loss of approximately $676,000, or $0.03 per diluted share, for the second fiscal quarter of 2003.

      In addition to using GAAP results in evaluating PDF's business, management also believes it useful to measure results using a non-GAAP measure of net income or loss, which excludes amortization of stock-based compensation and acquired intangible assets. Using this non-GAAP measure, net income for the second fiscal quarter of 2004 totaled $1.0 million, or $0.04 per diluted share, compared with a non-GAAP net loss of approximately $265,000, or $0.01 per diluted share, for the second fiscal quarter of 2003.

      As previously announced, the company will hold a live conference call beginning at 3:00 p.m. PDT/6:00 p.m. EDT today to discuss the quarterly results. A live webcast of this conference call will be available on the company's website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the

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disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by the company's management when discussing financial results with investors and analysts, will be available on the company's website at http://www.pdf.com/news_archive.phtml following the date of this release.

ABOUT PDF SOLUTIONS

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF's software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions(R) is a registered trademark of PDF Solutions, Inc.

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                               PDF SOLUTIONS, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                         JUNE 30,          DECEMBER 31,
                                                                                          2004                 2003
                                                                                       ----------         -------------
                                    ASSETS
Current assets:
   Cash and cash equivalents...................................................         $  42,472         $      39,110
   Accounts receivable, net of allowances......................................            11,736                11,869
   Prepaid expenses and other current assets...................................             2,346                 2,614
   Deferred tax assets.........................................................             1,549                 1,808
                                                                                       ----------         -------------
       Total current assets....................................................            58,103                55,401
Property and equipment, net....................................................             3,550                 4,110
Goodwill.......................................................................            40,590                40,548
Intangible assets, net.........................................................            18,910                22,906
Other assets...................................................................             1,020                 1,002
                                                                                       ----------         -------------
       Total assets............................................................        $  122,173         $     123,967
                                                                                       ==========         =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable............................................................        $    1,726         $         835
   Accrued compensation and related benefits...................................             1,900                 1,952
   Other accrued liabilities...................................................             1,531                 1,485
   Other acquisition obligations...............................................             1,049                 1,880
   Taxes payable...............................................................             3,817                 2,871
   Deferred revenue............................................................             3,649                 3,300
   Billings in excess of recognized revenue....................................             1,320                   465
                                                                                       ----------         -------------
       Total current liabilities...............................................            14,992                12,788
Long term liabilities..........................................................               307                   287
Deferred tax liabilities.......................................................             2,011                 4,340
                                                                                       ----------         -------------
       Total liabilities.......................................................            17,310                17,415
                                                                                       ----------         -------------

Stockholders' equity:
     Common stock..............................................................                 4                     4
     Additional paid-in-capital................................................           131,185               129,568
     Treasury stock............................................................            (2,942)                   --
     Deferred stock-based compensation.........................................              (298)                 (688)
     Notes receivable from stockholders........................................            (1,469)               (3,025)
     Accumulated deficit.......................................................           (21,665)              (19,361)
     Accumulated other comprehensive income....................................                48                    54
                                                                                       ----------         -------------

       Total stockholders' equity .............................................           104,863               106,552
                                                                                       ----------         -------------

       Total liabilities and stockholders' equity..............................        $  122,173         $     123,967
                                                                                       ==========         =============


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                               PDF SOLUTIONS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                            ---------------------------       -------------------------
                                                              JUNE 30,         JUNE 30,        JUNE 30,       JUNE 30,
                                                               2004             2003             2004           2003
                                                               ----             ----             ----           ----
Revenue:
   Design-to-silicon-yield solutions...................     $   13,513       $    8,034       $   25,208     $    16,142
   Gain share..........................................          1,656            2,056            2,637           3,015
                                                            ----------       ----------       ----------     -----------
     Total revenue.....................................         15,169           10,090           27,845          19,157
                                                            ----------       ----------       ----------     -----------
Cost and expenses:
   Cost of design-to-silicon-yield solutions:
   Direct costs of design-to-silicon-yield solutions...          5,369            3,514            9,723           6,958
   Amortization of acquired core technology............          1,327              124            2,677             165
   Research and development............................          4,822            4,370           10,040           8,702
   Selling, general and administrative.................          3,622            2,953            7,419           5,615
   Stock-based compensation amortization*..............            292              329              547             978
   Amortization of other acquired intangible assets....            410             ----              820            ----
                                                            ----------       ----------       ----------     -----------
     Total costs and expenses..........................         15,842           11,290           31,226          22,418
                                                            ----------       ----------       ----------     -----------

Loss from operations...................................           (673)          (1,200)          (3,381)         (3,261)
Interest and other income, net.........................            138              345              291             720
                                                            ----------       ----------       ----------     -----------
Loss before taxes......................................           (535)            (855)          (3,090)         (2,541)
Tax benefit............................................            (75)            (179)            (788)           (531)
                                                            ----------       ----------       ----------     -----------
Net loss...............................................     $     (460)      $     (676)      $   (2,302)    $    (2,010)
                                                            ==========       ==========       ==========     ===========

Net loss per share:
   Basic and diluted ..................................     $    (0.02)      $    (0.03)      $    (0.09)    $     (0.09)
                                                            ==========       ==========       ==========     ===========

Weighted average common shares:
   Basic and diluted...................................         25,337           22,614           25,319          22,551
                                                            ==========       ==========       ==========     ===========

* Stock-based compensation amortization:
    Cost of design-to-silicon-yield solutions..........     $        9       $       86       $       37     $       216
    Research and development...........................            274              155              476             563
    Selling, general and administrative................              9               88               34             199
                                                            ----------       ----------       ----------     -----------
                                                            $      292       $      329       $      547     $       978
                                                            ==========       ==========       ==========     ===========

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                               PDF SOLUTIONS, INC.
     RECONCILIATION OF REPORTED GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED
                                                               -----------------------------
                                                                JUNE 30,            JUNE 30,
                                                                  2004                2003
                                                               ----------          ---------
GAAP net loss........................................          $     (460)         $    (676)

Stock-based compensation amortization................                 292                329

Amortization of intangibles, net of taxes............               1,198                 82

                                                               ----------          ---------
Non-GAAP net income (loss)...........................          $    1,030          $    (265)
                                                               ==========          =========

Non-GAAP net income (loss) per share - diluted.......          $     0.04          $   (0.01)
                                                               ==========          =========

Weighted average common shares - diluted.............              26,136             22,614
                                                               ==========          =========

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